 Exhibit 99.1

Marrone Bio Provides Update on Warrant Transactions;

No New Securities Offered

DAVIS, Calif., (Jan. 5, 2021) (GLOBE NEWSWIRE) — Marrone Bio Innovations, Inc. (NASDAQ: MBII), a leading provider of effective and environmentally responsible pest management and plant health products, today provided an update on its warrant transactions.

Effective Dec. 29, 2020, an amendment was made to a prior warrant agreement with Van Herk Investments that extends the maturities of its existing warrants. As a result, Van Herk exercised 33.3% of its outstanding warrants, reducing the total number of its outstanding warrants, and providing $1.7 million in funds to Marrone Bio.

“With this warrant amendment, our prior warrant restructurings and recent warrant exercises and expirations, only 27.6% percent of the total warrants outstanding at the beginning of 2020 are currently outstanding. Assuming full cash exercise of remaining warrants from our restructuring transactions, we would receive $6.2 million in the first quarter and $5.5 million in the fourth quarter of 2021,” said Chief Executive Officer Kevin Helash. “Our warrant overhang will be essentially removed by the end of this year.”

“These warrant transactions have provided financial and timing flexibility to the company that allows us to pursue strategic alternatives to strengthen our position as the leader in agricultural biological solutions,” Helash added.

About Marrone Bio Innovations

Marrone Bio Innovations Inc. (NASDAQ: MBII) is a growth-oriented company leading the movement to a more sustainable world through the discovery, development and sale of innovative biological products for crop protection, plant health and waterway systems treatment that help customers operate more sustainably while increasing their return on investment. MBI has screened over 18,000 microorganisms and 350 plant extracts, leveraging its in-depth knowledge of plant and soil microbiomes enhanced by advanced molecular technologies and natural product chemistry to rapidly develop seven product lines. Supported by a robust portfolio of over 400 issued and pending patents, MBI’s currently available commercial products are Regalia®, Stargus®, Grandevo®, Venerate®, Majestene®, Haven®, Pacesetter™, Zelto® Jet Oxide® and Jet Ag® and Zequanox®, with a next-generation insecticide-nematicide, a breakthrough bioherbicide and a biofumigant in the Company’s product pipeline. MBI’s Pro Farm Finland-based subsidiary employs a proprietary technology derived from wood waste to stimulate plant growth and improve plant health, resulting in improved yields and crop quality. Products include UBP™ 110, Foramin®, UBP™ Seed Treatment, Foramin® ST.

Learn more about Marrone Bio Innovations at www.marronebio.com. We also use our investor relations website, https://investors.marronebio.com, as well as our corporate Twitter account, @Marronebio, as means of disclosing material non-public information, and encourage our investors and others to monitor and review the information we make public in these locations. Follow us on social media: Twitter, LinkedIn and Instagram.

Marrone Bio Innovations Forward Looking Statements

This press release contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding strategy, future operations and plans, including assumptions underlying such statements, are forward-looking statements, and should not be relied upon as representing MBI’s views as of any subsequent date. Examples of such statements include statements regarding the potential exercise of warrants and use of proceeds, including for strategic alternatives. Such forward-looking statements are based on information available to the Company as of the date of this release and involve a number of risks and uncertainties, some beyond the Company’s control, that could cause actual results to differ materially from those anticipated by these forward-looking statements, including consumer, regulatory and other factors affecting demand for the Company’s products, any difficulty in marketing MBI’s products in global markets, competition in the market for pest management products, lack of understanding of bio-based pest management products by customers and growers, and adverse decisions by regulatory agencies and other relevant third parties. Additional information that could lead to material changes in MBI’s performance is contained in its filings with the Securities and Exchange Commission. MBI is under no obligation to, and expressly disclaims any responsibility to, update or alter forward-looking statements contained in this release, whether as a result of new information, future events or otherwise.

Marrone Bio Innovations Contacts:

Kevin Helash, CEO

Jim Boyd, President and CFO

Clyde Montevirgen, IR

Telephone: +1 (530) 750-2800

Email: Info@marronebio.com

Investor Relations Contact:

Lucas A. Zimmerman

Senior Vice President

MZ Group – MZ North America

Main: 949-259-4987

MBII@mzgroup.us

www.mzgroup.us